ARROW FINANCIAL CORPORATION
SELECT EXECUTIVE RETIREMENT PLAN
Amendment dated October 18, 2013

As Amended and Restated Effective as of January 1, 2005
For Benefits Accrued or Vested After December 31, 2004,
and as the same may be further amended

Pursuant to Article V of the Arrow Financial Corporation Select Executive Retirement Plan as amended and restated effective January 1, 2005 for benefits accrued or vested after December 31, 2004, as the same may be further amended (the “Plan”), the Plan is hereby amended effective as of the date hereof:

1.    Article II is hereby amended in its entirety to provide as follows:

Eligibility

This Plan shall provide Retirement Benefits solely to those employees or former employees as are determined by the Administrator to be Participants hereunder in accordance with the Plan and the guidelines set forth on Schedules A and B hereto.

The Participants eligible for Retirement Benefits under the Plan shall constitute a select group of management or highly compensated employees as set forth in ERISA.

2.    Schedules A and B are hereby amended in their entirety and are replaced in full with the Schedules A and B attached to this Amendment.

3.    General

a.
Any capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Engagement Agreement unless expressly otherwise defined in this Amendment.

b.	Except as amended by this Amendment, the terms of the Engagement Agreement remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Plan as of the day and year first above written.

ARROW FINANCIAL CORPORATION

By:         /s/ Mark Bulmer
Name:         Mark Bulmer
Title:        Arrow Financial Corporation Corporate Secretary

SCHEDULE A
Arrow Financial Corporation
Select Executive Retirement Plan

The named Participants to receive Retirement Benefits under this Schedule A shall have been so designated in writing by the Board of Directors or, effective October 18, 2013, by the Administrator thereof, for such benefits (or increases) as are so designated in writing by the Board or the Administrator, as applicable, on or after January 1, 2005 and shall qualify as a select group of management or highly compensated employees as set forth in ERISA.

In its discretion, the Employer can increase the supplement each year by a fixed percentage, determined solely by the Participating Employer.

SCHEDULE B
Arrow Financial Corporation
Select Executive Retirement Plan

1.
Participants eligible to receive Retirement Benefits under this Schedule B shall consist of those employees or former employees of the Employer or Participating Employer who qualify as a select group of management or highly compensated employees as set forth in ERISA, and whose benefits under the Defined Benefit Pension Plan and/or ESOP have been limited, as described below, by Section 415 and/or Section 401(a)(17) of the Code or are otherwise deemed by the Board or, effective October 18, 2013, the Administrator thereof, not to be sufficient and, effective January 1, 2008, to which the Board or the Administrator, as applicable, has granted eligibility in writing under the Plan.

2.	Any employee or former employee shall become a Participant in the Plan if:

a.
His Compensation, as defined in the Defined Benefit Pension Plan or ESOP, for the current Plan Year or any prior Plan Year would exceed, if not for such limitation, the amount specified in Section 401(a)(17) of the Code ($210,000 in 2005); or

b.
His projected annual pension benefit under the Defined Benefit Pension Plan, if determined without regard to the benefit limits imposed by Section 415(b) of the Code or the compensation limit imposed by Section 401(a)(17) of the Code, would exceed the dollar amount specified in Section 415(b)(1) of the Code ($170,000 for 2005); or

c.
His annual additions, as defined in Section 415(c)(2) of the Code, under the ESOP, if determined without regard to the annual additions limits imposed by Section 415(c) of the Code or the compensation limit imposed by Section 401(a)(17) of the Code, for any Plan Year beginning after 1993, would exceed the dollar amount specified in Section 415(c)(1) of the Code ($42,000 for 2005);

d.	and, effective January 1, 2008, the Board or, effective October 18, 2013, the Administrator thereof, has granted eligibility in writing under the Plan to the employee.

3.	Retirement Benefits payable under this Schedule B by reason of Code limitations shall be the Actuarial Equivalent, as defined in the Defined Benefit Pension Plan, of:

a.
The Vested annual Retirement Benefit to which the Participant or surviving spouse would be eligible to receive at the time of retirement or death as determined under the Defined Benefit Pension Plan formula based upon the Participant’s Compensation, as defined in the Defined Benefit Pension Plan but without regard to the limit imposed by Section 401(a)(17) of the Code, and without regard to any benefit limitation under Section 415(b) of the Code, adjusted for the form of payment selected by the Participant, less

b.	The annual pension benefit that is payable to the Participant or surviving spouse under the Defined Benefit Pension Plan, less

c.	The benefit accrued and vested under the Plan as of December 31, 2004 under the terms of the Plan as then in effect (“Grandfathered Benefit”).

4.
Additional ESOP Benefits shall be payable under this Schedule B to any Participant who, for any Plan Year beginning on or after January 1, 1994, receives an allocation under the ESOP which is less than the allocation he would have received if the limitations imposed by Section 415(c) and Section 401(a)(17) of the Code did not apply.

a.	As of the last day of each Plan Year, such a Participant shall receive an allocation under the Plan equal to the sum of (i), (ii) and (iii) below:

(i)	Phantom Share Allocation - an allocation of phantom shares of Employer stock equal to the excess, if any, of (1) over (2), where:

1.
is the number of shares of Employer stock that would have been allocated to the Participant’s account under the ESOP with respect to such Plan Year if the limitations of Sections 415(c) and 401(a)(17) of the Code were disregarded, and

2.	is the number of shares of Employer stock actually allocated to the Participant’s account under the ESOP for such Plan Year.

The phantom shares allocated pursuant to this subparagraph (i) shall be held in the Participant’s Phantom Share Account.

(ii)	Cash Allocation - a dollar amount allocation equal to the excess, if any, of (1) over (2), where:

1.
is the dollar amount that would have been allocated in cash to the Participant’s account under the ESOP with respect to such Plan Year if the limitations of Sections 415(c) and 401(a)(17) of the Code were disregarded, and

2.	is the dollar amount actually allocated in cash to the Participant’s account under the ESOP for such Plan Year.

The dollar amounts allocated pursuant to this subparagraph (ii) shall be held in the Participant’s Cash Account.

(iii)
Dividend and Interest Allocation - Stock and cash dividends on Employer stock shall be credited to the Participant’s Phantom Share Account when paid, as if such phantom shares were actual shares, and interest on the value of the Participant’s Cash Account, determined as of the last day of the immediately preceding Plan Year, shall be allocated at a rate to be determined annually by the Plan Administrator and credited to the Participant’s Cash Account as of the last day of the Plan Year.

b.
Additional ESOP Benefits, if any, shall be distributed to the Participant, or his Beneficiary, in a single lump sum cash payment within 90 days after the date of termination of his employment in an amount equal to the Vested portion of:

(i)
The number of phantom shares of Employer stock credited to the Participant’s Phantom Share Account as of the last day of the Plan Year coinciding with or immediately preceding the date of distribution, multiplied by the fair market value of one share of the Employer’s stock as determined by the Plan Administrator in its discretion; plus

(ii)	The value of the Participant’s Cash Account as of the same date.

Notwithstanding, if the Participant is a Key Employee (as defined by the Code) of a Participating Employer, the payment of additional ESOP Benefits, if any, as described above shall be distributed no sooner than the date that is 6 months following the Participant’s separation from service with the Participating Employer.

A Participant’s Vested percentage shall be determined in accordance with the ESOP.

c.
This section shall apply to benefits that have accrued or become vested after December 31, 2004, including any increase attributable to Grandfathered Benefits’ investment experience after December 31, 2004.